Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Affirm Holdings, Inc. Reoffer Prospectus of our report dated October 7, 2020, with respect to the consolidated financial statements of Affirm Holdings, Inc. included in its Prospectus filed on January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement Form S-1, as amended (File No. 333-250184) filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Francisco, CA

February 1, 2021